UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 1, 2022

CYNGN INC.

(Exact name of registrant as specified in charter)

Delaware	001-40932	46-2007094
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1015 O’Brien Dr.

Menlo Park, CA 94025

(Address of principal executive offices) (Zip Code)

(650) 924-5905

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CYN	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mart if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 1, 2022, Cyngn Inc., a Delaware corporation (the “Company”), and the Company’s Chief Executive Officer, Lior Tal, entered into an employment agreement (the “Agreement”), which Agreement superseded and replaced the offer letter entered into by and between the Company and Mr. Tal on April 17, 2016.

Pursuant to the Agreement, as compensation for his services as Chief Executive Officer of the Company, Mr. Tal will receive: (1) a salary of $500,000 per annum (the “Base Salary”) and commensurate benefits; (2) eligibility, subject to Mr. Tal’s continued employment with the Company, to earn an annual performance based bonus in the target of 60% of his Base Salary; (3) eligibility, also subject to Mr. Tal’s continued employment with the Company, to participate in the Company’s 2013 Equity Incentive Plan, the Company 2021 Incentive Plan, or any successor plan, subject to the terms of such plan; and (4) entitlement, also subject to Mr. Tal’s continued employment with the Company, to reimbursement for all reasonable and necessary out-of-pocket business, entertainment, and travel expenses incurred by Mr. Tal in connection with the performance of Mr. Tal’s duties as the Company’s Chief Executive Officer and the Company’s expense reimbursement policies and procedures.

The Agreement also provides for severance to Mr. Tal pursuant to the terms described therein and the extension of the post termination exercise period of stock options held by Mr. Tal upon the termination of his employment, upon the terms and conditions outlined in the Agreement.

The foregoing is intended to be a summary of the terms of the Agreement and is subject to and qualified in its entirety by the text of the Agreement, a copy of which is attached hereto as Exhibit 10.1.

ITEM 9.01	Exhibits

Exhibit
No.	Description
10.1	Employment Agreement by and between Cyngn Inc. and Lior Tal dated as of January 1, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 6, 2022

CYNGN INC.

By:	/s/ Donald Alvarez
Donald Alvarez
Chief Financial Officer